As Filed with the Securities and Exchange Commission on January 23, 2003

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 16, 2003

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

1-6523
(Commission File Number)

56-0906609
(IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina
(Address of principal executive offices)

28255
(Zip Code)

(800) 299-2265
(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS.

        By action dated January 16, 2003, a Committee previously appointed by the Board of Directors of the Registrant, approved the public offering of an aggregate principal amount of $1,000,000,000 of the Registrant's 4 7/8% Senior Notes, due 2013 (the "Notes"), to various underwriters (the "Underwriters") and otherwise established the terms and conditions of the Notes and the sale thereof. The resolutions of the Committee are included as Exhibit 99.1 hereto.

      On January 16, 2003, the Registrant entered into an underwriting agreement with the various Underwriters (the "Underwriting Agreement") for the Notes. The terms of the offering and the Notes are described in the Registrant's Prospectus dated August 20, 2002 constituting a part of the Registration Statement (hereinafter described), as supplemented by a final Global Prospectus Supplement dated January 16, 2003. The Underwriting Agreement is included as Exhibit 1.1 hereto.

     The Notes were issued pursuant to the Registrant's Registration Statement on Form S-3, Registration No. 333-97197, as amended ("Registration No. 333-97197"), on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended. Registration No. 333-97197 registered up to $20,000,000,000 aggregate initial offering price of the Registrant's unsecured debt securities (either senior or subordinated), warrants, units and shares of its preferred stock, including depositary shares, and common stock.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Underwriting Agreement dated January 16, 2003 with respect to the offering of the 4 7/8% Senior Notes, due 2013
4.1	Form of 4 7/8% Senior Note, due 2013
5.1	Form of Opinion of Helms Mulliss & Wicker, PLLC, regarding legality of the 4 7/8% Senior Notes, due 2013
99.1	Resolutions dated January 16, 2003 of a Committee of the Board of Directors with respect to the terms of the offering of the 4 7/8% Senior Notes, due 2013
99.2	News Release disseminated on January 16, 2003 regarding the sale of the 4 7/8% Senior Notes, due 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             BANK OF AMERICA CORPORATION

                                                             By: /s/ TERESA M. BRENNER
                                                                        TERESA M. BRENNER
                                                                        Associate General Counsel

Dated: January 23, 2003


INDEX TO EXHIBITS
EXHIBIT NO.
1.1	Underwriting Agreement dated January 16, 2003 with respect to the offering of the 4 7/8% Senior Notes, due 2013
4.1	Form of 4 7/8% Senior Note, due 2013
5.1	Form of Opinion of Helms Mulliss & Wicker, PLLC, regarding legality of the 4 7/8% Senior Notes, due 2013
99.1	Resolutions dated January 16, 2003 of a Committee of the Board of Directors with respect to the terms of the offering of the 4 7/8% Senior Notes, due 2013
99.2	News Release disseminated on January 16, 2003 regarding the sale of the 4 7/8% Senior Notes, due 2013